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Exhibit 23.02

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2001 relating to the financial statements and financial statement schedule of Adaptec, Inc., which appear in Adaptec, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001.

/s/ PricewaterhouseCoopers LLP
San Jose, California September 4, 2001

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  Exhibit 23.02